                                                                   EXHIBIT 10(c)

                               POLOSTRO LIMITED
                                 P.O. Box 285
                              6 Commercial Street
                              St. Helier, Jersey
                                Channel Islands

Tommy Hilfiger (Eastern Hemisphere) Limited
Craigmuir Chambers
P.O. Box 71
Road Town, Tortola
British Virgin Islands
                                                     Date: November 2, 1998

Dear Sirs,

CONSULTANCY AGREEMENT - AMENDMENT NO. 2
---------------------------------------

The purpose of this letter is to set out an amendment to that certain Consultancy Agreement dated April 1, 1991 between Polostro Limited and Tommy Hilfiger (Eastern Hemisphere) Limited (as the same has heretofore been amended, the "Agreement"). The terms and conditions of this amendment shall be as follows:


1. Clause 5 of the Agreement shall be amended by deleting the amount "US225,000" specified therein and substituting, in lieu thereof, the amount "US500,000".


2.   The foregoing amendment shall be deemed to have effect from 1st April 1998.


3. Except as set forth hereinabove, all of the other terms and conditions of the Agreement shall remain in full force and effect between us unchanged.


Would you please confirm your agreement to the above by signing this letter in the space provided below and returning a copy to our attention. The receipt by us of your signed counterpart of this letter will constitute a legally binding agreement between us on the terms of this letter.


Yours faithfully,

/s/ Lawrence Stroll
---------------------------
For and on behalf of
POLOSTRO LIMITED

Acknowledged and Agreed to:

/s/ Joel Horowitz
----------------------------
For and on behalf of
TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED